SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         May 6 , 2004

SAN RAFAEL BANCORP

(Exact name of registrant as specified in its charter)

California	333-105991	68-0175592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 Irwin Street, San Rafael California		94901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (415) 454-1212

N/A
(Former name or former address, if changed since last report)

Item 5.              Other Events and Regulation FD Disclosure

Appointment of Mark Garwood as Co-CEO and Director of Tamalpais Bank.  On May 6, 2004,  Tamalpais Bank, wholly-owned subsidiary of San Rafael Bancorp, issued a press release announcing the appointment of Tamalpais Bank President Mark Garwood as Co-CEO and a Director of the Bank as of April 28, 2004.

A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated into this report by reference.

Item 7.              Financial Statements and Exhibits.

(b)	Exhibits

	99.1	Press release announcing the appointment of Tamalpais Bank President Mark Garwood as Co-CEO and a Director of the Bank as of April 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2004	SAN RAFAEL BANCORP

/s/ Kit M. Cole
Kit M. Cole , Chief Executive Officer
(Principal Executive Officer)